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                                                                Exhibit 24.2


                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Armin J. Khoury and Thomas P. McCaffrey, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 of BE Aerospace, Inc. relating to the acquisitions of Alson Industries, Inc., T.L. Windust Machine, Inc., DMGI, Inc. and Maynard Precision, Inc. and the registration of certain other shares in connection with such registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney
as of the 20 day of April   , 2001.

                                             /s/ Jack M. Schofield
                                             --------------------------------
                                             Jack M. Schofield